EXHIBIT 99.1

                                EFC BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                 ________, 2005
                             2:00 P.M. CENTRAL TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints the official proxy committee of the Board of Directors of EFC Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders (the "Special Meeting"), to be held on ________, 2005, at 2:00 p.m. Central time, at the _________________, Elgin,
Illinois and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

         1. To approve the Agreement and Plan of Reorganization, dated as of June 29, 2005, by and between MAF Bancorp, Inc., a Delaware corporation, and EFC Bancorp, Inc., a Delaware corporation, pursuant to which EFC Bancorp, Inc. will merge with and into MAF Bancorp, Inc.


                           FOR               AGAINST             ABSTAIN
                           [ ]                 [ ]                 [ ]

         2. To authorize the Board of Directors of EFC Bancorp, Inc. to adjourn the Special Meeting of Stockholders, if necessary, to allow time for further solicitation of proxies in the event there are not sufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Reorganization, dated as of June 29, 2005, by and between MAF Bancorp, Inc., a Delaware corporation, and EFC Bancorp, Inc., a Delaware corporation.

                           FOR               AGAINST             ABSTAIN
                           [ ]                 [ ]                 [ ]

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" BOTH OF THE LISTED PROPOSALS.

         THIS PROXY, PROPERLY SIGNED AND DATED, IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.


         PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

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         Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.



Date
    -------------------------               ------------------------------------
                                                  Signature of Stockholder



Date
    -------------------------               ------------------------------------
                                                  Signature of Stockholder


THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT-PROSPECTUS DATED _________.

                                EFC BANCORP, INC.


                                ADMISSION TICKET

                                EFC BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                            _________, _______, 2005
                             2:00 P.M., CENTRAL TIME


                                 ELGIN, ILLINOIS


If you plan to attend the Special Meeting, please bring this Admission Ticket to the meeting with you.